EXHIBIT 5.1

                               LEHMAN & EILEN LLP
                         50 Charles Lindbergh Boulevard
                                   Suite 505
                           Uniondale, New York 11553

                                            August 13, 1999

Board of Directors
Complete Wellness Centers, Inc.
666 11th St., N.W., Suite 200
Washington, D.C. 20001

         Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         At your request, this letter relates to the Registration Statement on Form S-8 filed by Complete Wellness Centers, Inc. (the "Company") with the Securities and Exchange Commission on August 13, 1999 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 950,000 shares of common stock issuable under the 1994 Stock Option Plan, the 1996 Stock Option Plan, as amended, the 1996 Restricted Stock Option Plan for Health Care Professionals, and the 1998 Outside Directors Stock Option Plan (herein, the "Shares").

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the proceedings taken by the Company in connection with the issuance of the Shares, the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant or necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon representations of the Company in the Registration Statement, certificates or comparable documents of officers of the Company and of public officials.

         Based on the foregoing, and subject to the qualifications stated herein, as of the date hereof, it is our opinion that upon the issuance and sale in the manner described in the Registration Statement, such Shares will be validly issued, fully paid and non-assessable. This opinion relates only to the number of Shares set forth above.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                Lehman & Eilen LLP